Exhibit 99.1

       Rock-Tenn Company Reports Second Quarter Fiscal Year 2007 Results

     NORCROSS, Ga.--(BUSINESS WIRE)--April 25, 2007--Rock-Tenn Company (NYSE:RKT) today reported earnings for the quarter ended March 31, 2007 of $0.55 per diluted share on record quarterly sales. Results for the quarter included restructuring and other costs of $0.02 per diluted share after-tax.

     Second Quarter Results

     -- Net sales for the second quarter of fiscal 2007 increased 10.6% from the second quarter of fiscal 2006 to $585.7 million, an increase of $56.0 million.

     -- Segment income of $54.6 million increased $21.2 million from the prior year quarter and $12.1 million from the first quarter of fiscal 2007.

     -- The Company reported net income of $21.7 million, or $0.55 per diluted share, for its second fiscal quarter of 2007. The Company reported net income of $5.2 million, or $0.14 per diluted share, in the prior year quarter.

     -- Income for the second quarter of fiscal 2007 included pre-tax restructuring and other costs of $1.2 million, or $0.02 per diluted share after-tax, primarily related to the decision to close the Stone Mountain, Georgia folding carton plant. Net income for the prior year quarter included pre-tax restructuring and other costs of $3.5 million and operating losses at folding carton facilities that were closed or in the process of closing of $0.9 million, aggregating to $0.08 per diluted share after-tax.

     Segment Results

     Packaging Products Segment

     Packaging Products segment net sales were $312.8 million in the second quarter of fiscal 2007 compared to $319.7 million in the prior year quarter, with higher unit pricing in the fiscal 2007 quarter representing pass through of higher paperboard costs. Packaging Products segment income of $13.1 million in the second quarter of fiscal 2007 was $0.3 million lower than the second quarter of fiscal 2006. Packaging Products segment return on sales was 4.2%, the same as in the prior year quarter, as operating efficiencies and cost reductions offset the effect of lower sales volumes and higher paperboard costs.

     Paperboard Segment

     Paperboard segment net sales increased $25.9 million from the prior year quarter to $231.6 million in the second quarter of fiscal 2007, on higher selling prices and an increase in tons shipped from the Company's coated recycled mills. The average selling price for all paperboard grades increased $45 per ton compared to the second quarter of last year. Paperboard segment income increased $11.1 million over the prior year quarter to $26.9 million.

     Merchandising Displays Segment

     The Merchandising Displays segment had record net sales of $82.6 million in the second quarter of fiscal 2007 on strong demand for promotional displays. Segment income was $12.2 million in the second quarter of fiscal 2007 compared to $3.2 million in the second quarter of fiscal 2006.

     Corrugated Segment

     Corrugated segment net sales increased $8.5 million over the prior year quarter to a record of $40.4 million in the second quarter of fiscal 2007, primarily due to increased production at the Company's corrugators and higher selling prices. Segment income was $2.4 million in the second quarter of fiscal 2007, a 140% increase over the prior year quarter.

     Chairman and Chief Executive Officer's Statement

     Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "The record sales and strong income gains reflect the continued improvements we have achieved in our businesses. Our paperboard mills experienced sharply higher costs of fiber, which peaked in March 2007 at historically high levels. We still recorded the second highest quarterly Paperboard segment income and the highest net income in our Company's history. We believe we are well positioned to continue to recover currently high fiber and energy costs due to the tight mill supply demand conditions, particularly in our coated recycled paperboard mills."

     Cash Provided By Operating Activities

     Net cash provided by operating activities in the second quarter of fiscal 2007 was $36.9 million compared to net cash provided by operating activities of $47.9 million in the prior year quarter. Net cash provided by operating activities in this year's quarter was reduced by the funding of $16.2 million in operating assets and liabilities, including an increase of $23.6 million in receivables resulting from the $51.8 million in sales growth over the December quarter. Net cash provided by operating activities in the prior year quarter was increased by $9.9 million in proceeds from the termination of interest rate hedges.

     Financing and Investing Activities

     During the quarter Rock-Tenn Company acquired the remaining 40% minority interest in its GSD packaging joint venture for $32.0 million, and contributed $4.6 million to its pension plans.

     The Company's Credit Agreement Debt/ EBITDA ratio was calculated to be 3.05 times as of March 31, 2007.

     During the second quarter of fiscal 2007, net cash provided by financing activities was $22.3 million and included $13.7 million from the issuance of common stock primarily due to the exercise of stock options for 1.1 million shares and the related excess tax benefits from share based compensation of $9.0 million.

     Conference Call

     The Company will host a conference call to discuss its results of operations for the second quarter of fiscal 2007 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on April 26, 2007. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

     About Rock-Tenn Company

     Rock-Tenn Company provides a wide range of marketing and packaging solutions to consumer products companies at low costs, with annual net sales of approximately $2.2 billion and operating locations in the United States, Canada, Mexico, Argentina and Chile. The Company is one of North America's leading manufacturers of packaging products, merchandising displays and bleached and recycled paperboard.

     Cautionary Statements

     Statements herein regarding, among others, our ability to recover high fiber and energy costs, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; energy costs; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on these estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for the Company's products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain key customers; and adverse changes in general market and industry conditions. These risks are more particularly described in the Company's filings with the Securities and Exchange Commission, including under the caption "Business -- Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006. The information contained in this release speaks as of the date hereof and the Company does not undertake any obligation to update this information as future events unfold.


                          ROCK-TENN COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


======================================================================
                         FOR THE                      FOR THE
                    THREE MONTHS ENDED            SIX MONTHS ENDED
                  March 31,    March 31,      March 31,      March 31,
                      2007         2006           2007           2006

----------------------------------------------------------------------

NET SALES         $  585.7     $  529.7      $ 1,119.6     $  1,020.1

Cost of Goods
 Sold                473.3        440.5          909.6          871.3

----------------------------------------------------------------------
Gross Profit         112.4         89.2          210.0          148.8
Selling, General
 and
 Administrative
 Expenses             63.5         62.0          124.8          119.1
Restructuring and
 Other Costs           1.2          3.5            1.7            4.5

----------------------------------------------------------------------
Operating Profit      47.7         23.7           83.5           25.2
Interest Expense     (12.3)       (13.9)         (25.3)         (27.8)
Interest and
 Other Income          ---          0.6            0.2            0.6
Equity in income
 (loss) of
 unconsolidated
 entities              0.4         (0.2)           0.7            1.4
Minority Interest
 in Income of
    Consolidated
     Subsidiaries     (1.1)        (1.8)          (3.0)          (3.1)

----------------------------------------------------------------------
INCOME (LOSS)
 BEFORE INCOME
 TAXES                34.7          8.4           56.1           (3.7)

Income Tax
 Expense             (13.0)        (3.2)         (19.3)          (0.1)

----------------------------------------------------------------------


NET INCOME (LOSS) $   21.7     $    5.2       $   36.8     $     (3.8)

----------------------------------------------------------------------
Weighted Average
 Common Shares
    Outstanding-
     Diluted          39.8         36.7           39.3           35.9

----------------------------------------------------------------------
Diluted Earnings
 (Loss) Per Share $   0.55     $   0.14       $   0.94     $    (0.10)

======================================================================


                          ROCK-TENN COMPANY
                         SEGMENT INFORMATION
                             (UNAUDITED)
                  (IN MILLIONS, EXCEPT TONNAGE DATA)


======================================================================
                          FOR THE                     FOR THE
                     THREE MONTHS ENDED           SIX MONTHS ENDED
                  March 31,      March 31,      March 31,    March 31,
                      2007           2006           2007         2006

----------------------------------------------------------------------
NET SALES:

Packaging
 Products Segment $  312.8       $  319.7       $  615.9     $  620.8
Paperboard
 Segment             231.6          205.7          442.4        393.4
Merchandising
 Displays Segment     82.6           55.8          143.5        105.0
Corrugated
 Segment              40.4           31.9           77.0         60.3
Intersegment
 Eliminations        (81.7)         (83.4)        (159.2)      (159.4)

----------------------------------------------------------------------
TOTAL NET SALES   $  585.7       $  529.7       $1,119.6     $1,020.1

----------------------------------------------------------------------

SEGMENT INCOME:

Packaging
 Products Segment $   13.1       $   13.4       $   24.8     $   20.2
Paperboard
 Segment              26.9           15.8           50.8         14.8
Merchandising
 Displays Segment     12.2            3.2           17.3          6.0
Corrugated
 Segment               2.4            1.0            4.2          1.4


----------------------------------------------------------------------

TOTAL SEGMENT
 INCOME           $   54.6       $   33.4       $   97.1     $   42.4

Restructuring and
 Other Costs          (1.2)          (3.5)          (1.7)        (4.5)
Non-Allocated
 Expense              (5.3)          (6.4)         (11.2)       (11.3)
Interest Expense     (12.3)         (13.9)         (25.3)       (27.8)
Interest and
 Other Income          ---            0.6            0.2          0.6
Minority Interest
 in Income of
    Consolidated
     Subsidiaries     (1.1)          (1.8)          (3.0)        (3.1)

----------------------------------------------------------------------
INCOME (LOSS)
 BEFORE INCOME
 TAXES            $   34.7       $    8.4       $   56.1     $   (3.7)

======================================================================
Recycled
 Paperboard
 Shipped (in
 tons)             269,189        268,913        535,310      522,223
Bleached
 Paperboard
 Shipped (in
 tons)              82,205         80,719        156,173      159,871
Pulp Shipped (in
 tons)              24,661         27,911         45,544       42,905

======================================================================


                          ROCK-TENN COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)
                            (IN MILLIONS)

======================================================================
                          FOR THE                     FOR THE
                     THREE MONTHS ENDED           SIX MONTHS ENDED
                   March 31,    March 31,     March 31,      March 31,
                       2007         2006           2007          2006

----------------------------------------------------------------------
CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
Net income (loss)  $   21.7      $   5.2      $    36.8     $    (3.8)

Items in income
 not affecting
 cash:
Depreciation and
 amortization          25.5         25.9           51.5          51.7
Deferred income
 tax expense            4.6          3.4            8.7           7.3
Share-based
 compensation
 expense                1.8          0.8            3.6           1.5
Loss on disposal
 of plant and
 equipment and
 other, net             0.3           --            1.2           0.1
Proceeds from
 (payment on)
 termination of
 cash flow
 interest rate
 hedges                  --          9.9           (0.2)          9.9
Pension funding
 (more) less than
 expense               (1.7)        (4.6)           1.8          (0.3)
Equity in (income)
 loss of
 unconsolidated
 entities              (0.4)         0.2           (0.7)         (1.4)
Minority interest
 in income of
 consolidated
 subsidiaries           1.1          1.8            3.0           3.1
Impairment
 adjustments and
 other non-cash
 items                  0.2          1.7            0.1           1.7
Net changes in
 operating assets
 and liabilities      (16.2)         3.6          (36.6)         (7.0)

----------------------------------------------------------------------
NET CASH PROVIDED
 BY OPERATING
 ACTIVITIES        $   36.9      $  47.9      $    69.2     $    62.8

----------------------------------------------------------------------
INVESTING ACTIVITIES:

Capital
 expenditures         (23.5)       (13.6)         (40.8)        (27.1)
Cash paid for
 purchase of
 businesses, net
 of cash received     (32.0)        (7.8)         (32.0)         (7.8)
Investment in
 unconsolidated
 entity                (0.1)          --           (8.6)           --
Cash contributed
 to unconsolidated
 entity                  --           --           (0.1)           --
Return of capital
 from
 unconsolidated
 entity                 0.2           --            4.1            --
Proceeds from sale
 of property,
 plant and
 equipment              1.4          0.5            2.3           0.8
Proceeds from
 property, plant
 and equipment
 insurance
 settlement              --           --            0.4            --


----------------------------------------------------------------------
NET CASH USED FOR
 INVESTING
 ACTIVITIES        $  (54.0)     $ (20.9)     $   (74.7)    $   (34.1)

----------------------------------------------------------------------
FINANCING ACTIVITIES:

Additions to
 revolving credit
 facilities            31.7          2.3           32.0          60.5
Repayments of
 revolving credit
 facilities           (31.1)       (34.5)         (60.2)       (126.4)
Additions to debt      10.1          5.4           21.9          31.4
Repayments of debt     (6.3)        (9.5)         (14.4)        (13.4)
Debt issuance
 costs                   --           --             --          (0.3)
Issuances of
 common stock          13.7          1.3           30.0           2.9
Excess tax
 benefits from
 share-based
 compensation           9.0           --           14.2           0.1
Capital
 contributed to
 consolidated
 subsidiary from
 minority interest       --          2.1             --           2.1
Advances from
 (repayments to)
 unconsolidated
 entity                (0.5)         3.2           (5.0)          5.6
Cash dividends
 paid to
 shareholders          (4.0)        (3.3)          (7.4)         (6.6)
Cash distributions
 to minority
 interest              (0.3)        (2.4)          (1.3)         (2.9)

----------------------------------------------------------------------
NET CASH PROVIDED
 BY (USED FOR)
 FINANCING
 ACTIVITIES        $   22.3      $ (35.4)     $     9.8     $   (47.0)

----------------------------------------------------------------------
Effect of exchange
 rate changes on
 cash and cash
 equivalents            0.1           --            0.4          (0.4)

INCREASE
 (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS            5.3         (8.4)           4.7         (18.7)

Cash and cash
 equivalents at
 beginning of
 period                 6.3         16.5            6.9          26.8

----------------------------------------------------------------------
Cash and cash
 equivalents at
 end of period     $   11.6      $   8.1      $    11.6     $     8.1

----------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid during
 the period for:
      Income
       taxes, net
       of refunds  $    1.5      $   1.6      $     6.1     $     4.0
      Interest,
       net of
       amounts
       capitalized     20.0         21.9           28.2          29.2

======================================================================


                          ROCK-TENN COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                            (IN MILLIONS)

======================================================================
                                  March 31, December 31, September 30,
                                      2007         2006          2006

----------------------------------------------------------------------
ASSETS:

Cash and cash equivalents         $   11.6     $    6.3      $    6.9

Receivables - net                    231.7        207.9         230.8

Inventories - at LIFO cost           220.6        228.9         218.9

Other current assets                  34.8         32.1          25.0

Current assets held for sale           2.3          3.2           4.0

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                 501.0        478.4         485.6

----------------------------------------------------------------------
Land, building and equipment -
 net                                 838.0        838.4         850.6

Intangible and other assets          472.4        452.2         447.8

----------------------------------------------------------------------

TOTAL ASSETS                      $1,811.4     $1,769.0      $1,784.0

======================================================================
LIABILITIES AND SHAREHOLDERS'
 EQUITY:

Current portion of debt           $  125.8     $  125.5      $   40.8

Other current liabilities            243.7        240.6         265.2

----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES            369.5        366.1         306.0

----------------------------------------------------------------------
Long-term maturities of debt         647.3        642.7         754.9
Hedge adjustments resulting from
 terminated fair value
           interest rate
            derivatives or swaps       9.5         10.0          10.4
                                   --------     --------      --------
Total long-term debt                 656.8        652.7         765.3

Accrued pension and other long-
 term benefits                        77.4         79.2          75.9

Deferred income taxes                108.1        104.4          99.8

Other long-term liabilities            9.7          8.5           9.6

Minority interest                     11.0         19.8          18.8

Shareholders' equity                 578.9        538.3         508.6

----------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY              $1,811.4     $1,769.0      $1,784.0

======================================================================


 Rock-Tenn Company Quarterly Statistics

 Paperboard Group Operating Statistics

                         1st      2nd      3rd      4th     Fiscal
                        Quarter  Quarter  Quarter  Quarter    Year
                       -------- -------- -------- -------- ----------
Average Price Per Ton
 (a)(c)
----------------------
All Tons
 2005                     $467     $472     $491     $523       $492
 2006                      524      526      539      561        538
 2007                      558      571

Tons Shipped
----------------------

 Coated and
  Specialty(a)
 2005                  210,566  209,706  211,628  209,721    841,621
 2006                  208,325  223,469  220,596  229,086    881,476
 2007                  221,506  222,970

Corrugated Medium
 2005                   42,691   45,228   44,758   44,841    177,518
 2006                   44,985   45,444   44,165   47,045    181,639
 2007                   44,615   46,219

Bleached Paperboard
 (b)
 2005                       --       --   26,713   84,169    110,882
 2006                   79,152   80,719   76,579   83,799    320,249
 2007                   73,968   82,205

Market Pulp (b)
 2005                       --       --    6,933   23,104     30,037
 2006                   14,994   27,911   23,645   20,019     86,569
 2007                   20,883   24,661

Total (b)
 2005                  253,257  254,934  290,032  361,835  1,160,058
 2006                  347,456  377,543  364,985  379,949  1,469,933
 2007                  360,972  376,055

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with LaFarge North America, Inc.

(b) Bleached paperboard and market pulp tons shipped began in June 2005 as a result of the Gulf States acquisition.

(c) Beginning in the third quarter of fiscal 2005, Average Price Per Ton includes coated and specialty recycled paperboard, corrugated medium, bleached paperboard and market pulp.


 Rock-Tenn Company Quarterly Statistics


Segment Sales and Segment Income (In Millions)

                           1st       2nd      3rd      4th    Fiscal
                          Quarter   Quarter  Quarter  Quarter   Year
                        ---------- -------- -------- -------- --------

Packaging Products
 Segment Sales
 2005                      $221.8   $218.8   $239.2   $314.2 $  994.0
 2006                       301.1    319.7    326.2    320.8  1,267.8
 2007                       303.1    312.8
Packaging Products
 Segment Income
 2005                       $ 5.3    $ 5.7    $10.6    $11.8    $33.4
 2006                         6.8     13.4     13.2     11.6     45.0
 2007                        11.7     13.1
Return On Sales
 2005                         2.4%     2.6%     4.4%     3.8%     3.4%
 2006                         2.3%     4.2%     4.0%     3.6%     3.5%
 2007                         3.9%     4.2%

Paperboard Segment Sales
 2005                      $128.7   $131.8   $155.0   $199.9   $615.4
 2006                       187.7    205.7    204.1    222.2    819.7
 2007                       210.8    231.6
Paperboard Segment
 Income (Loss)
 2005                       $ 4.4    $ 3.6     $7.6    $16.0    $31.6
 2006                        (1.0)    15.8     18.9     28.5     62.2
 2007                        23.9     26.9
Return on Sales
 2005                         3.4%     2.7%     4.9%     8.0%     5.1%
 2006                       (0.5)%     7.7%     9.3%    12.8%     7.6%
 2007                        11.3%    11.6%

Merchandising Displays
 Segment Sales
 2005                       $52.7    $59.0    $57.0    $57.6   $226.3
 2006                        49.2     55.8     58.8     69.4    233.2
 2007                        60.9     82.6
Merchandising Displays
 Segment Income
 2005                        $2.4    $ 3.7     $5.4     $6.1    $17.6
 2006                         2.8      3.2      1.6      8.8     16.4
 2007                         5.1     12.2
Return on Sales
 2005                         4.6%     6.3%     9.5%    10.6%     7.8%
 2006                         5.7%     5.7%     2.7%    12.7%     7.0%
 2007                         8.4%    14.8%

Corrugated Segment Sales
 2005                       $28.8    $30.2    $29.8    $29.7   $118.5
 2006                        28.4     31.9     36.6     38.8    135.7
 2007                        36.6     40.4
Corrugated Segment
 Income
 2005                        $0.3     $1.1     $1.0     $1.1     $3.5
 2006                         0.4      1.0      1.0      1.6      4.0
 2007                         1.8      2.4
Return on Sales
 2005                         1.0%     3.6%     3.4%     3.7%     3.0%
 2006                         1.4%     3.1%     2.7%     4.1%     2.9%
 2007                         4.9%     5.9%


 Rock-Tenn Company Quarterly Statistics


Key Financial Statistics
(In Millions, except EPS Data)

                             1st      2nd      3rd      4th    Fiscal
                            Quarter  Quarter  Quarter  Quarter   Year
                           -------- -------- -------- -------- -------

Net Income (Loss)
     2005                    $ 0.5    $ 0.2    $12.0     $4.9   $17.6
     2006                     (9.0)     5.2     11.0     21.5    28.7
     2007                     15.1     21.7

 Diluted EPS
     2005                    $0.01    $0.01    $0.33    $0.14   $0.49
     2006                    (0.25)    0.14     0.30     0.57    0.77
     2007                     0.39     0.55

Depreciation & Amortization
     2005                    $18.5    $18.5    $20.5    $26.5  $ 84.0
     2006                     25.8     25.9     26.1     26.5   104.3
     2007                     26.0     25.5

Capital Expenditures
     2005                    $10.2    $12.2    $11.8    $20.1   $54.3
     2006                     13.5     13.6     19.1     18.4    64.6
     2007                     17.3     23.5

     Non-GAAP Measures

     We have included in the discussion under the caption "Financing and Investing Activities" above financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors.

     Credit Agreement EBITDA and Total Funded Debt

     "Credit Agreement EBITDA" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, expenses associated with the write-up of inventory acquired in the Gulf States acquisition to fair market value as required by SFAS 141, charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options and pro forma Gulf States EBITDA calculated giving pro forma effect to the Gulf States acquisition calculated in accordance with the methodology applied by the Company in its financial statements filed with the SEC.

     "Total Funded Debt" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt.

     Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with Rock-Tenn's debt covenants and borrowing capacity available under its Senior Credit Facility. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2007 calculation, the Company's Leverage Ratio was 3.05 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 4.25 times. Credit Agreement EBITDA and Total Funded Debt are not intended to be substitutes for GAAP financial measures and should not be used as such.

     Set forth below is a reconciliation of Credit Agreement EBITDA to the most directly comparable GAAP measure, net income:


(In Millions)                                          12 Months Ended
                                                        March 31, 2007
                                                       ---------------

Net Income                                                      $69.3
Interest Expense and Other Income                                51.9
Income Taxes                                                     29.1
Depreciation and Amortization                                   102.7
Additional Permitted Charges                                      5.6
                                                       ---------------

Credit Agreement EBITDA                                       $ 258.6
                                                       ===============


     Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term
Debt:


(In Millions)                                                March 31,
                                                                 2007
                                                            ----------

Current Portion of Debt                                        $125.8
Total Long-Term Debt                                            656.8
                                                            ----------
Total Debt                                                      782.6
Less: Hedge Adjustments Resulting From Terminated
  Fair Value Interest Rate Derivatives or Swaps                  (9.5)
                                                            ----------
Total Debt Less Hedge Adjustments                               773.1
Plus: Letters of Credit                                          15.7
                                                            ----------
Total Funded Debt                                              $788.8
                                                            ==========


     CONTACT: Rock-Tenn Company
              Investor Relations Department, 678-291-7900